Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-255515) of Ellington Financial Inc. of our report dated July 1, 2021 relating to the financial statements of Longbridge Financial, LLC, which appears in this Amendment No. 1 to Ellington Financial Inc.’s Form 10-K.
/s/ Richey May & Co.
Denver, Colorado
July 1, 2021